2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ECI TELECOM LTD.

September 20, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE EXTERNAL DIRECTOR AND ALL OTHER DIRECTORS LISTED AND "FOR" PROPOSALS 3a. THROUGH 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To elect Dr. Michael J. Anghel as an external director	☐	☐	☐

2. To elect eleven other directors:

	FOR	AGAINST	ABSTAIN
i. Shlomo Dovrat	☐	☐	☐
ii. Raanan Cohen	☐	☐	☐
iii. Eyal Desheh	☐	☐	☐
iv. Craig Ehrlich	☐	☐	☐
v. Avraham Fischer	☐	☐	☐
vi. Colin R. Green	☐	☐	☐
vii. Doron Inbar	☐	☐	☐
viii. Jonathan B. Kolber	☐	☐	☐
ix. Niel Ransom	☐	☐	☐
x. Casimir Skrzypczak	☐	☐	☐
xi. Gerd Tenzer	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. To approve terms of compensation for the following directors:

	FOR	AGAINST	ABSTAIN
3a Yocheved Dvir	☐	☐	☐
3b Eyal Desheh	☐	☐	☐
3c Colin R. Green	☐	☐	☐
3d Niel Ransom	☐	☐	☐
3e Gerd Tenzer	☐	☐	☐
4a. To approve a consultancy agreement in respect of services of Doron Inbar.	☐	☐	☐
4b. To approve the issuance of restricted shares to Doron Inbar.	☐	☐	☐
5a. To approve the grant of stock options to Carmel V.C. Ltd.	☐	☐	☐
5b. To approve the Issuance of restricted shares to Shlomo Dovrat.	☐	☐	☐
6. To approve adjustments to terms of stock option awards.	☐	☐	☐
7. To reappoint independent auditors and approve the fixing of their remuneration by the audit committee.	☐	☐	☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ECI TELECOM LTD.

PROXY FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 20, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints RAFI MAOR, GIORA BITAN, MARTIN OSSAD and EFRAT NAVEH and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all the Ordinary Shares of ECI Telecom Ltd. (the "Company"), held of record in the name of the undersigned at the close of business on August 11, 2006, at Annual General Meeting of Shareholders (the "Meeting") to be held at the offices of the Company, 30 Hasivim Street, Petah Tikva, Israel, on September 20, 2006 at 10:30 a.m. (local time), and at any and all adjournments thereof on the following matters, which are more fully described in the Notice of Annual General Meeting of Shareholders and Proxy Statement relating to the Meeting.

The undersigned acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement of the Company relating to the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such each proposal. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on the reverse side)